UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

Mpower Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
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(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

175 Sully's Trail, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 1. Entry Into a Material Definitive Agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

On February 10, 2005, Mpower Communications Corp. (the "Company"), a wholly-owned subsidiary of Mpower Holding Corporation ("Holding"), entered into a Third Amendment To Lease, whereby Vista Holdings, LLC, the Company’s landlord in Las Vegas, Nevada, agreed to pay to the Company the sum of $8,000,000, in consideration for the Company agreeing to vacate certain leased premises on June 30, 2006. In addition, in the event the Company needs to supply fiber optic cable to the Company’s new location, Vista Holdings agreed to reimburse the Company for the actual costs incurred in connection therewith, in no event to exceed $500,000.

The Company intends to expend all or a significant portion of the $8,000,000 to purchase equipment and construct a new switch at a lease site to be determined in Las Vegas, Nevada, so that the new switch is operational prior to closing the switch and vacating the existing premises.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HODLING CORPORATION

Date: February 16, 2005	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel & Secretary